UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2021

EXACT SCIENCES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5505 Endeavor Lane
Madison, WI  53719
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02                   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On April 27, 2021, the Board of Directors of Exact Sciences Corporation (the “Company”) appointed Jeffrey T. Elliott to serve as Chief Operating Officer. Mr. Elliott will continue to serve as Executive Vice President and Chief Financial Officer. In his role as Executive Vice President, Chief Financial Officer and Chief Operating Officer, Mr. Elliott will lead the Company’s financial, accounting, internal audit, investor relations, IT, customer service, analytics, lab operations, manufacturing, and quality functions.
There was no change to Mr. Elliott’s compensation in connection with his appointment as Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: May 3, 2021	By:	/s/ D. Scott Coward
D. Scott Coward
Executive Vice President, General Counsel, Chief Administrative Officer and Secretary

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